SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                           ARTESYN TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                           ARTESYN TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On Wednesday, May 2, 2001

To the Stockholders:

         The Annual Meeting of the Stockholders of Artesyn Technologies, Inc. (the "Company") will be held on Wednesday, May 2, 2001, at 10:00 A.M., local time, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, for the following purposes:

         1.       To elect members of the Company's Board of Directors;

         2. To consider and act upon a proposal to approve and adopt an amendment to the Company's Articles of Incorporation to provide for the classification of the Board of Directors into three classes; and

         3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Company's Annual Meeting of Stockholders (the "Meeting"). Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                                            By Order of the Board of Directors

                                            RICHARD J. THOMPSON
                                            Secretary

March 23, 2001

         YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT

                           ARTESYN TECHNOLOGIES, INC.
                           7900 Glades Road, Suite 500
                            Boca Raton, Florida 33434

                         Annual Meeting of Stockholders
                            To Be Held On May 2, 2001

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Artesyn Technologies, Inc., a Florida corporation (the "Company"), to be voted at the Company's 2001 Annual Meeting of Stockholders (the "Meeting") and at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held on Wednesday, May 2, 2001, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, at 10:00 A.M., local time.

         The principal executive offices of the Company are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (telephone no.: 561-451-1000). The enclosed proxy card and this Proxy Statement are being sent to stockholders of the Company on or about March 23, 2001.

Quorum; Votes Required

         Proxies in the form enclosed with this Proxy Statement are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. If a quorum, consisting of a majority of the outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock"), is present at the Meeting, in person or by proxy, (i) the nominees for director shall be elected by the affirmative vote of a plurality of the shares cast on such matter at the Meeting; (ii) the amendment to the Company's Articles of Incorporation to provide for the classification of the Board of Directors shall be approved by the affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock; and (iii) all other matters to come properly before the Meeting shall, subject to applicable law, be approved if the number of votes cast in favor of the matter at the Meeting exceeds the number of votes cast at the Meeting opposing the matter.

         Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum. Broker Shares that are not voted on any matter ("non-voted Broker Shares") will be treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not entitled to vote on a proposal, and will not be included in determining the existence of a quorum or the number of votes cast. Abstentions will be counted as votes cast at the Meeting, but will not be counted as votes cast for or against any given matter. Because only a plurality of shares is required for the election of directors, abstentions and non-voted Broker Shares will not have an effect on the outcome of the election of the nominees for directors. Because the affirmative vote of holders of a majority of outstanding shares is required to amend the Company's Articles of Incorporation, abstentions and non-voted Broker Shares will have the effect of a vote against the proposal to provide for classification of the Company's Board of Directors. A "withheld" vote will be treated as equivalent to an abstention.

         Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted (i) "FOR" the election of all the nominees for director named herein; and (ii) "FOR" the proposal to approve and adopt the amendment to the Articles of Incorporation.

In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.

Revocation and Solicitation

         Any proxy given pursuant to this solicitation may be revoked by a record stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting or by executing another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

         The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail, but, in addition, may be made by directors, officers and employees of the Company, personally or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitations. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained D.F. King & Co. to assist it in soliciting proxies for a fee of approximately $6,000 plus reimbursement of its reasonable out-of-pocket expenses.

Annual Report

         The Company's Form 10-K and Annual Report to Stockholders for the fiscal year ended December 29, 2000 ("fiscal year 2000"), which contain the Company's audited financial statements for fiscal year 2000, are being mailed with this Proxy Statement to all persons who were stockholders as of the close of business on March 15, 2001.

Record Date; Outstanding Shares

         The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on that date, an aggregate of 38,558,522 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                               SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of the close of business on March 15, 2001, certain information as to the stockholders which are known by the Company beneficially to own more than 5% of its Common Stock (based solely upon filings by said holders with the Securities and Exchange Commission ("Commission") on Schedule 13D or Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

Name and Address                         Number of Shares            Percent of
of Beneficial Owner                      Beneficially Owned(1)      Common Stock
-------------------                      ------------------         ------------
Kopp Investment Advisers, Inc.(2)             2,351,338                 6.1%
Kopp Holding Company(3)
LeRoy C. Kopp(3)
  7701 France Avenue South, Suite 500
  Edina, MN  55435

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Kopp Investment Advisers, Inc. ("KIA") is a registered investment adviser which holds 2,351,338 shares of Common Stock in a fiduciary or representative capacity.

(3) KIA is a wholly-owned subsidiary of Kopp Holding Company which is wholly-owned by LeRoy C. Kopp. In such capacities each may be deemed beneficially to own the 2,351,338 shares of Common Stock held by KIA.

Ownership by Management

         The following table sets forth, as of the close of business on March 15, 2001, certain information concerning beneficial ownership of the Common Stock by each nominee for election as a director of the Company (all of whom are presently directors), each of the Named Executives (as defined below), and all directors and executive officers as a group (based solely upon information furnished by such persons):

                                                                       Number of Shares
                                                                         Beneficially       Percent of
Name                                                                     Owned (1)(2)      Common Stock
----                                                                     ------------      ------------
Lawrence J. Matthews...............................................        999,606(3)           2.6%
Joseph M. O'Donnell................................................        739,955              1.9%
Ronald D. Schmidt..................................................        710,701(4)           1.8%
John M. Steel......................................................        639,156(5)           1.7%
Bert Sager.........................................................        313,925(6)            *
Richard J. Thompson................................................        299,178               *
Phillip A. O'Reilly................................................        181,721(7)            *
Robert J. Aebli....................................................         94,186               *
D. Harvey Dewan....................................................         73,906               *
Stephen A. Ollendorff..............................................         72,100               *
Dr. Fred C. Lee....................................................         65,104               *
Norman C. Wussow...................................................         63,412               *
Edward S. Croft, III...............................................         61,881               *
Lewis Solomon......................................................         60,000               *
A. Eugene Sapp, Jr.................................................         46,500               *
All directors and executive officers as a group (17 persons) ......      4,446,759             11.1%

 *       Represents less than 1%.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Includes the following shares of Common Stock subject to currently exercisable options and/or that may be acquired upon the exercise of options within 60 days after March 15, 2001: Mr. Matthews-40,000; Mr. O'Donnell-619,615; Mr. Schmidt-30,000; Mr. Sager-100,000; Mr.
         Thompson-230,062; Mr. O'Reilly-100,000; Mr. Aebli-81,179; Mr.
         Dewan-60,000; Mr. Ollendorff-65,000; Dr. Lee-40,000; Mr. Wussow-32,279;
         Mr. Croft-40,000; Mr. Solomon-50,000; Mr. Sapp-40,000; and all directors and executive officers as a group (17 persons) - 1,528,135.

(3) Includes 90,000 shares which are owned of record by the Lawrence J. and Barbara M. Matthews Charitable Remainder Unitrust, of which Mr. Matthews and his spouse are beneficiaries and retain the right to appoint and dismiss the trustee.

(4) Includes 17,926 shares which are owned of record by Mr. Schmidt's wife, with respect to which Mr. Schmidt disclaims beneficial ownership, and 267,000 shares which are owned by the Schmidt Family Limited Partnership, a limited partnership of which Mr. Schmidt is a general partner.

(5) Includes 266,000 shares which are owned of record by Mr. Steel's wife, with respect to which Mr. Steel disclaims beneficial ownership.

(6) Includes 2,080 shares which are beneficially owned by Mr. Sager's wife as the trustee under a trust for Mrs. Sager's mother, with respect to which Mr. Sager disclaims beneficial ownership, and 153,860 shares which are owned by Sager Holdings Limited Partnership, a limited partnership of which Mr. Sager is both a limited partner and a principal stockholder of the corporate general partner.

(7) Includes 81,721 shares owned by the O'Reilly Family LLC (of which Mr. O'Reilly is the manager), which Company is owned by the O'Reilly Family Trust (a family trust created by Mr. O'Reilly).

Section 16(a) Beneficial Ownership Reporting Compliance

         Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company and beneficial owners of greater than 10% of the Common Stock are required to file certain reports with the Securities and Exchange Commission in respect of their ownership of Company securities. The Company believes that during fiscal year 2000, other than with respect to one report required to be filed by Edward S. Croft, III, a Director, one report required to be filed by Bert Sager, a Director, one report required to be filed by Ronald D. Schmidt, a Director, and two reports required to be filed by Kenneth E. Blake, an officer, all such required reports were timely filed. Each of Messrs. Croft and Sager did not file a Form 4 on a timely basis, Mr. Schmidt did not file a Form 5 on a timely basis and Mr. Blake did not file a Form 3 and a Form 5 on a timely basis.

                        PROPOSAL I: ELECTION OF DIRECTORS

         The entire Board of Directors, presently consisting of 11 members, is to be elected at the Meeting. The Company's By-laws provide that the maximum number of directors is 12, with the exact number to be fixed by the Board of Directors. By resolution of the Board of Directors, the number of directors has been fixed at 11. The 11 persons listed below have consented to being named in this Proxy Statement and to serving as directors of the Company if elected. In the unexpected event that any of such nominees should become unable to, or for good reason will not, serve as a director, it is intended that proxies will be voted for the election of substitute nominee(s). All of the nominees are currently directors of the Company and were elected by the stockholders at the Company's annual meeting of stockholders held in 2000.

         Proxies in the accompanying form will be voted at the Meeting in favor of the election of each of the nominees listed on the accompanying proxy card, unless authority to do so is withheld as to an individual nominee or nominees or all nominees as a group. If Proposal II with respect to the classification of the Board of Directors is adopted, the proxies solicited by the Board of Directors will be voted for the election of Messrs. Matthews, Sager and Schmidt to Class I of the Board of Directors for an initial term of one year expiring at the 2002 Annual Meeting of Stockholders; the election of Messrs. Steele, O'Reilly, Croft and Lee to Class II of the Board of Directors for an initial term of two years expiring at the 2003 Annual Meeting of Stockholders; and the election of Messrs. Solomon, Sapp, Ollendorff and O'Donnell to Class III of the Board of Directors for an initial term of three years expiring at the 2004 Annual Meeting of Stockholders. See "Proposal II: Amendment to the Company's Articles of Incorporation to Provide for a Classified Board of Directors". If Proposal II is not adopted, proxies solicited by the Board of Directors will be voted for the election of the 11 nominees named above, each to serve until the next annual meeting of stockholders or until their respective successors are duly elected.

         Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors will be elected by a plurality of the votes cast therefor by the holders of shares of Common Stock (assuming a quorum exists).

         Set forth below is certain information with respect to each nominee for election as a director of the Company at the Meeting (based solely upon information furnished by such persons):

                          Age      Year of First     Principal Occupations
                         (as of    Election as a    during Past Five Years;
Name                    3/15/01)      Director        Other Directorships
----                    --------      --------        -------------------

Edward S. Croft, III       58          1980       Since August 1996, Managing
(1)(3)                                            Director of Croft & Bender
                                                  LLC, a private investment
                                                  banking firm; from April 1996
                                                  to August 1996, President of
                                                  Croft & Co., a financial
                                                  advisory firm; for more than
                                                  five years prior to April
                                                  1996, Managing Director of The
                                                  Robinson-Humphrey Company,
                                                  Inc., an investment banking
                                                  firm.

Dr. Fred C. Lee            54          1997       From February 1986 to December
(1)(3)                                            29, 1997, a director of Zytec
                                                  Corporation ("Zytec"); since
                                                  1977, Professor at Virginia
                                                  Polytechnic Institute and
                                                  State University ("VPI") and
                                                  director of the Virginia Power
                                                  Electronics Center at VPI.

Lawrence J. Matthews       72          1997       For more than the past five
(1)(3)                                            years, retired executive. From
                                                  January 28, 1999 to June 8,
                                                  2000, Acting President and
                                                  Chief Executive Officer of
                                                  Veritec, Inc., a seller of
                                                  microprocessor-based encoding
                                                  and decoding systems products.
                                                  In October 1995, an
                                                  involuntary Chapter 7 petition
                                                  under the United States
                                                  Bankruptcy Code, was filed
                                                  against Veritec, Inc. This
                                                  filing was subsequently
                                                  converted to a Chapter 11
                                                  petition. Veritec emerged from
                                                  bankruptcy on October 21,
                                                  1999. Currently a director of
                                                  Veritec, Inc.

Joseph M. O'Donnell        54          1994       Co-Chairman of the Board of
(4)                                               Directors of the Company since
                                                  December 29, 1997; from
                                                  February 1997 to December 29,
                                                  1997, Chairman and since July
                                                  1994, Chief Executive Officer
                                                  and President of the Company;
                                                  director of Inprimis, Inc.
                                                  (formerly Boca Research,
                                                  Inc.), a manufacturer of data
                                                  communications, multimedia and
                                                  networking products.

Stephen A. Ollendorff      62          1984       Practicing attorney for more
(3)(4)                                            than the past five years;
                                                  since February 1999 Of Counsel

                          Age      Year of First     Principal Occupations
                         (as of    Election as a    during Past Five Years;
Name                    3/15/01)      Director        Other Directorships
----                    --------      --------        -------------------

                                                  to Kirkpatrick & Lockhart LLP;
                                                  from December 1990 to January
                                                  1999, Of Counsel to Hertzog,
                                                  Calamari & Gleason; from 1983
                                                  to present, Vice President,
                                                  then President, then Chairman
                                                  and Chief Executive Officer
                                                  and director of Acorn Holding
                                                  Corp., a manufacturer of
                                                  microcrystalline silicon
                                                  wafers; director of
                                                  Pharmaceutical Resources,
                                                  Inc., a manufacturer of
                                                  generic drugs.

Phillip A. O'Reilly        74          1988       For more than the past five
(1)(2)                                            years, retired executive.

Bert Sager                 75          1968       Practicing attorney for more
(2)(3)                                            than the past five years;
                                                  director of Acorn Holding
                                                  Corp., a manufacturer of
                                                  microcrystalline silicon
                                                  wafers.

A. Eugene Sapp, Jr.        64          1997       For more than the past five
                                                  years, President and Chief
                                                  Operating Officer, since July
                                                  2000, Chairman of the Board
                                                  and, since July 1999, Chief
                                                  Executive Officer, of SCI
                                                  Systems, Inc., an electronics
                                                  contract manufacturer.
                                                  Director of SCI Systems, Inc.

Ronald D. Schmidt          64          1997       Co-Chairman of the Board of
(1)(4)                                            Directors of the Company since
                                                  December 29, 1997; from
                                                  January 1984 to December 29,
                                                  1997, an executive officer
                                                  (including Chairman of the
                                                  Board and Chief Executive
                                                  Officer) and director of
                                                  Zytec.

Lewis Solomon              67          1995       Since October 1999, Chief
(2)(3)(4)                                         Executive Officer of Broadband
                                                  Services, Inc., which provides
                                                  logistic and technical
                                                  services to the cable
                                                  television, DBS, fixed
                                                  wireless and telecommunication
                                                  industries; from August 1990
                                                  to October 1999, Chairman of
                                                  G&L of Syosset, Inc., a
                                                  financial consulting firm;
                                                  from April 1986 to February
                                                  1997, Chairman of Cybernetic
                                                  Services, Inc., a servicer of
                                                  moving message signs, which
                                                  filed a petition under Chapter
                                                  7 of the United States
                                                  Bankruptcy Code in April 1997;
                                                  director of Anadigics, Inc., a

                          Age      Year of First     Principal Occupations
                         (as of    Election as a    during Past Five Years;
Name                    3/15/01)      Director        Other Directorships
----                    --------      --------        -------------------

                                                  manufacturer of gallium
                                                  arsenide semiconductors;
                                                  director of Anacomp, Inc., a
                                                  manufacturer of magnetic
                                                  products; and director of
                                                  Terayon Communications, Inc.,
                                                  a manufacturer of cable and
                                                  wireless modems.

John M. Steel              56          1997       Since July 2000, retired
                                                  executive; from December 29,
                                                  1997 until July 2000, Vice
                                                  President of the Company; from
                                                  January 1984 to December 29,
                                                  1997, executive officer and
                                                  director of Zytec.

(1)      Member of the Audit Committee.
(2)      Member of the Compensation and Stock Option Committee.
(3)      Member of the Nominating Committee.
(4)      Member of the Executive Committee.

         The Board of Directors unanimously recommends a vote "FOR" the re-election of all of the 11 nominees named above as directors of the Company.

Board of Directors; Committees of the Board

         The Company's Board of Directors met five times during fiscal year 2000. During fiscal year 2000, no director who was a director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committee(s), if any, of the Board on which he served, except Lewis Solomon who missed four meetings out of a total of fourteen meetings of the Board and committees on which he served (three of which missed meetings were on the same day due to his being ill on such day). The Board of Directors has established four standing committees, consisting of an Audit Committee, a Compensation and Stock Option Committee, a Nominating Committee and an Executive Committee. The following describes the current functions of such committees.

         The Audit Committee, which held three meetings during fiscal year 2000, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company and for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm. The Audit Committee is governed by the Company's Audit Committee Charter, a copy of which is set forth as Appendix A to this Proxy Statement. The Board of Directors of the Company has determined that the current composition of the Audit Committee satisfies The NASDAQ Stock Market's requirements regarding the independence, financial literacy and experience of audit committees. The Chairman of this committee is Edward S. Croft, III.

         The Compensation and Stock Option Committee, which held six meetings during fiscal year 2000, sets and approves salary levels of all corporate officers and has primary responsibility for the administration of the Company's 2000 Performance Equity Plan (the "2000 Plan"), including the granting of options thereunder. This committee also administers the Company's 1990 Performance Equity Plan and 1996 Employee Stock Purchase Plan. The Chairman of this committee is Phillip A. O'Reilly.

         The Nominating Committee, which held one meeting during fiscal year 2000, recommends nominees to fill vacancies on the Board of Directors and considers responsible recommendations by the Company's stockholders of candidates to be nominated as directors of the Company. The Nominating Committee met in early 2001 and considered and recommended the 11 nominees named herein to the Board of Directors. All recommendations of candidates made by Company stockholders must be in writing and addressed to the Secretary of the Company and must be received by the Company not less than 50 days nor more than 75 days prior to that year's annual meeting. By accepting a stockholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning the recommendation or to give the proponent thereof its reasons for any action or failure to act. The Chairman of this committee is Bert Sager.

         The Executive Committee, which held two meetings during fiscal year 2000, was established by the Board of Directors in October 1997. The purpose of this committee is to exercise all the powers and authority of the full Board of Directors in the management of the Company except as may be limited by the Florida Business Corporation Act or other applicable law. The Chairman of this committee is Joseph M. O'Donnell.

Compensation Committee Interlocks and Insider Participation

         The Compensation and Stock Option Committee consists of Phillip A. O'Reilly, Bert Sager, and Lewis Solomon. None of such committee members are, or were ever, executive officers or employees of the Company. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board of Directors of the Company.

Compensation of Directors

         Directors who are not employees of the Company ("Outside Directors") are compensated for their services by payment of an annual fee of $24,000 plus $1,500 per day for each Board of Directors' meeting attended, $750 for each telephonic Board of Directors' meeting attended and $1,000 per day for each committee meeting attended (and an additional $250 per day for each committee meeting at which such person acted as chairman) with a maximum payment of $3,500 per day for attendance at meetings of the Board of Directors and committees and acting as chairman at meetings of committees of the Board of Directors.

         During fiscal year 2000, options to purchase 10,000 shares of Common Stock were granted by the Company to each of the Outside Directors of the Company at an exercise price equal to the fair market value of the Company's Common Stock on such grant date pursuant to the Company's Outside Directors' Plan. Under such plan, each Outside Director is granted an option, exercisable over 10 years, to purchase 10,000 shares of Common Stock each time that such person is elected or re-elected by the stockholders to serve as a director of the Company if such Outside Director then owns a prescribed amount of Common Stock. If Proposal II with respect to the classification of the Board of Directors is adopted, the Company's Outside Directors' Plan will be amended by the Board of Directors to clarify that each Outside Director will be granted the option when initially elected and, thereafter, on an annual basis for as long as such person is serving on the Board of Directors if such Outside Director then owns the prescribed amount of Common Stock.

         An Outside Director who had served as a director prior to August 15, 1996, and serves as a director for five or more years is entitled to receive certain annual benefits under the Company's Outside Directors' Retirement Plan. The annual benefits commence on the later of such Outside Director's retirement from the Board of Directors or attainment of age 70 and continue for a number of years equal to the number of years the Outside Director served on the Company's Board of Directors. Effective January 1, 2000, the base amount of such benefit is $24,000, adjusted pursuant to a cost of living index to each Outside Director's particular retirement date. Once a director has begun to receive the benefits as so adjusted, no further adjustments will be made for the remainder of the period of time such Outside Director receives the benefit.

Certain Transactions

         Mr. Ollendorff, a director of the Company, was Of Counsel to the law firm of Kirkpatrick & Lockhart LLP during fiscal year 2000. Kirkpatrick & Lockhart LLP acted as counsel for the Company in fiscal year 2000 and received fees in such fiscal year for various legal services rendered to the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information for the fiscal years ended December 29, 2000, December 31, 1999 ("fiscal year 1999"), and January 1, 1999 ("fiscal year 1998"), in respect of compensation earned by the Chief Executive Officer and by the other four most highly compensated executive officers (whose salary and bonus earned in fiscal year 2000 exceeded $100,000) of the Company serving at the end of fiscal year 2000 (the "Named Executives").

------------------------ ---------------------------------------- ------------------------------
         Name                      Annual Compensation               Long-Term Compensation
------------------------ ---------------------------------------- ------------------------------
                                                     Other Annual  Securities
                         Fiscal              Bonus   Compensation  Underlying      All Other
 Name and Position(s)     Year  Salary ($)  ($)(1)      ($)(2)    Options(#)(3) Compensation ($)
------------------------ ------ ---------- --------- ------------ ------------- ----------------
Joseph M. O'Donnell      2000    $516,910  $450,270          -0-       137,500       $32,500(4)
Co-Chairman, Chief       1999     495,150   553,217          -0-        70,000        32,300(4)
Executive Officer and    1998     462,535       -0-          -0-        75,000        30,800(4)
President
------------------------ ------ ---------- --------- ------------ ------------- ----------------
Richard J. Thompson      2000     269,794   101,113          -0-       127,500        14,639(5)
Vice                     1999     247,188   197,245          -0-        45,000        14,358(5)
President-Finance,       1998     226,423       -0-          -0-        45,000        13,068(5)
Chief Financial
Officer and Secretary
------------------------ ------ ---------- --------- ------------ ------------- ----------------
Robert J. Aebli          2000     216,000   247,428          -0-        15,000        21,754(6)
President-Communication  1999     188,023    97,544          -0-        15,429        18,085(6)
Products                 1998     174,693    49,015          -0-        15,000        17,456(6)
------------------------ ------ ---------- --------- ------------ ------------- ----------------
D. Harvey Dewan          2000     213,693    27,000          -0-        20,000        17,096(7)
President-Global         1999     194,152    49,989          -0-        32,500        18,044(7)
Manufacturing            1998     169,615       -0-          -0-        30,000        14,234(7)
------------------------ ------ ---------- --------- ------------ ------------- ----------------
Norman C. Wussow         2000     201,807    26,520          -0-        50,000        15,353(8)
President-North          1999     175,280    61,339          -0-        16,000        14,213(8)
America Commercial       1998     149,933       -0-          -0-         9,279         5,222(8)
------------------------ ------ ---------- --------- ------------ ------------- ----------------

(1) Includes annual amounts awarded under the Company's Executive Incentive Plan to Named Executives.

(2) Includes only those perquisites which are, in the aggregate, greater than or equal to the lesser of $50,000 or 10% of annual salary and bonus.

(3)      Represents options awarded under various Company stock option plans.

(4) Includes insurance premiums paid by the Company in the amounts of $20,000, $20,000, and $20,000 with respect to two life insurance policies for the benefit of Mr. O'Donnell, including a whole-life policy and a hybrid policy in fiscal years 2000, 1999 and 1998, respectively. Also includes $7,500, $7,500, and $6,000 in premiums paid by the Company with respect to health insurance for the benefit of Mr. O'Donnell and contributions of $5,000, $4,800, and $4,800 to the Company's 401(k) plan in fiscal years 2000, 1999 and 1998, respectively.

(5) Includes contributions in the amounts of $5,000, $4,800, and $4,800 by the Company to its 401(k) plan for the benefit of Mr. Thompson and insurance premiums in the amounts of $9,639, $9,558, and $8,268 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Thompson in fiscal years 2000, 1999 and 1998, respectively.

(6) Includes contributions in the amounts of $5,000, $4,800, and $4,800 by the Company to its 401(k) plan for the benefit of Mr. Aebli and insurance premiums in the amounts of $16,754, $13,285, and $12,656 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 2000, 1999 and 1998, respectively.

(7) Includes contributions in the amounts of $5,000, $4,800, and $3,824 by the Company to its 401(k) plan for the benefit of Mr. Dewan and insurance premiums in the amounts of $12,096, $13,244 and $10,410 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 2000, 1999 and 1998, respectively.

(8) Includes contributions in the amounts of $5,000, $4,800, and $4,495 by the Company to its 401(k) plan for the benefit of Mr. Wussow and insurance premiums in the amounts of $10,353, $9,413 and $727 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Wussow in fiscal years 2000, 1999 and 1998, respectively.

Stock Option Grants In Last Fiscal Year

         The following table sets forth certain information concerning stock options granted to the Named Executives in fiscal year 2000.

----------------------- --------------------  -----------------  ---------  ----------  -----------
                                               Percentage of
                                               Total Options
                        Number of Securities     Granted to      Exercise               Grant Date
                         Underlying Options     Employees in     Price Per  Expiration    Present
           Name              Granted(#)       Fiscal Year(%)(1)  Share($)      Date     Value($)(2)
----------------------- --------------------  -----------------  ---------  ----------  -----------
Joseph M. O'Donnell            66,000                3.73          19.94       3/3/05      883,581
                                1,500                0.08          20.13       3/9/05       20,270
                               70,000                3.96          23.56      5/12/05    1,177,253
                               ------                ----                                ---------
                              137,500                7.77                                2,081,105
----------------------- --------------------  -----------------  ---------  ----------  -----------
Richard J. Thompson            22,500                1.27          16.81      1/26/05      254,008
                               30,000                1.70          20.25       3/1/05      407,922
                               45,000                2.54          23.56      5/12/05      756,806
                               30,000                1.70          24.94       6/9/05      534,521
                               ------                ----                                  -------
                              127,500                7.21                                1,953,256
----------------------- --------------------  -----------------  ---------  ----------  -----------
Robert J. Aebli                15,000                0.85          23.56      5/12/05      252,269
----------------------- --------------------  -----------------  ---------  ----------  -----------
D. Harvey Dewan                20,000                1.13          23.56      5/12/05      336,358
----------------------- --------------------  -----------------  ---------  ----------  -----------
Norman C. Wussow               30,000                1.70          16.81      1/26/05      338,678
                               20,000                1.13          23.56      5/12/05      336,358
                               ------                ----                                  -------
                               50,000                2.83                                  675,035
----------------------- --------------------  -----------------  ---------  ----------  -----------

(1) Represents the percentage of options granted to all employees of the Company in fiscal year 2000.

(2) Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named Executive may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by a Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions which the Company believes are reasonable, such as a risk-free rate of return of 6.4%, stock price volatility of 98%, future dividend yield of 0% and expected life of 4.5 years. The values do not take into account certain features of the stock plans which may affect such values, such as conditions to exercisability and nontransferability.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values Table

         The following table sets forth certain information with respect to stock options exercised by the Named Executives in fiscal year 2000 and certain information with respect to exercisable and non-exercisable stock options held on December 29, 2000 by the Named Executives. The table also includes the value of "in-the-money" stock options which represents the spread between the exercise price of the existing stock options and the year-end trading price of the Common Stock.

                                                     ------------------------    ------------------------
                                                       Number of Securities
                                                      Underlying Unexercised      Value of In-The-Money
                                                   Options Held on December 29, Options Held on December 29,
                                                             2000 (#)                  2000 (1)($)
------------------------- -----------  ------------  ------------------------    ------------------------
                             Shares
                          Acquired on     Value                       Not                         Not
          Name            Exercise(#)  Realized ($)  Exercisable  Exercisable    Exercisable  Exercisable
------------------------- -----------  ------------  -----------  -----------    -----------  -----------
Joseph M. O'Donnell          100,000     1,517,500      585,865      172,500      3,592,920          -0-
------------------------- -----------  ------------  -----------  -----------    -----------  -----------
Richard J. Thompson           99,000     2,235,188      203,812      150,000        386,076          -0-
------------------------- -----------  ------------  -----------  -----------    -----------  -----------
Robert J. Aebli                  -0-           -0-       80,215       22,714        240,706          -0-
------------------------- -----------  ------------  -----------  -----------    -----------  -----------
D. Harvey Dewan                  -0-           -0-       53,750       36,250            -0-          -0-
------------------------- -----------  ------------  -----------  -----------    -----------  -----------
Norman C. Wussow                 -0-           -0-       17,279       58,000            -0-          -0-
------------------------- -----------  ------------  -----------  -----------    -----------  -----------

(1) Based upon the closing price of the Common Stock on December 29, 2000 of $15.875.

Employment Arrangements

         The Compensation and Stock Option Committee approved an employment agreement, dated as of January 1, 2000, between the Company and Mr. O'Donnell (the "O'Donnell Agreement"). The O'Donnell Agreement provides that effective February 1, 2000 Mr. O'Donnell is to receive a base salary at the rate of $522,000 per year, which amount is subject to adjustment. The Company has increased Mr. O'Donnell's salary for fiscal year 2001. In addition, the O'Donnell Agreement provides that Mr. O'Donnell is eligible to receive an incentive payment each year of employment in an amount equal to up to 170% of his base salary for such year. Mr. O'Donnell is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee awarded in accordance with the terms of the Company's Executive Incentive Plan. Mr. O'Donnell is also entitled to reimbursement of certain health, disability and life insurance benefits. The Company also has agreed to cause Mr. O'Donnell to be nominated as a director throughout the term of his employment. The O'Donnell Agreement's initial term expired on December 31, 2000, but is renewable each successive year thereafter for an additional one-year term unless either party provides written notice of termination. No such notice of termination was provided by either party. Mr. O'Donnell is currently being paid pursuant to the terms of the O'Donnell Agreement.

         The Compensation and Stock Option Committee also approved an employment agreement between the Company and Richard J. Thompson, Vice President and Chief Financial Officer of the Company, dated as of January 1,

2000 (the "Thompson Agreement"). The Thompson Agreement provides that effective February 1, 2000 Mr. Thompson is to receive a base salary at the rate of $275,000 per year, which amount is subject to adjustment. The Company has increased Mr. Thompson's salary for fiscal year 2001. In addition, the Thompson Agreement provides that Mr. Thompson is eligible to receive an incentive payment each year of employment in an amount equal to up to 104% of his base salary for such year. Mr. Thompson is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee awarded in accordance with the terms of the Company's Executive Incentive Plan. Under the terms of the Thompson Agreement, Mr. Thompson is also entitled to reimbursement of health, disability and life insurance benefits. The Thompson Agreement's initial term expired on December 31, 2000, but is renewable each successive year thereafter for an additional one-year term unless either party provides written notice of termination. No such notice of termination was provided by either party. Mr. Thompson is currently being paid pursuant to the terms of the Thompson Agreement.

         Upon any event of earlier termination of either of the O'Donnell Agreement or the Thompson Agreement, each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary through the date of termination. In the event of either of Mr. O'Donnell's and/or Mr. Thompson's death or "disability" (as defined in the respective employment Agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary for an additional year from the date of termination plus the full incentive payment under the Company's Executive Incentive Plan to which he would have been entitled if the termination had occurred at the end of the calendar year during which such termination occurred (the "Full Incentive Payment"), except that payments of base salary for the additional year will be offset by certain Company-sponsored insurance benefits payable during such period. In the event that either of Mr. O'Donnell's or Mr. Thompson's employment is terminated by the Company without "cause" (as defined in the respective employment Agreement) or by either of Mr. O'Donnell or Mr. Thompson due to the Company's "substantial breach" (as defined in the respective employment Agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary plus the Full Incentive Payment through the date of termination plus an amount equal to the product of his respective base salary and the Full Incentive Payment multiplied by two, payable over a 24 month period provided that the last 12 monthly payments shall not be made if either of Mr. O'Donnell or Mr. Thompson, as the case may be, is found to be in breach of certain non-disclosure, non-compete or non-solicitation agreements. Messrs. O'Donnell and Thompson are each also entitled to receive reimbursement of expenses of outplacement-related services up to $45,000. In the event of the Company's termination of either of Mr. O'Donnell's and/or Mr. Thompson's, as the case may be, Agreement without "cause", or termination of either Agreement by Mr. O'Donnell or Mr. Thompson due to the Company's "substantial breach" following a "change of control" (as defined in the respective employment Agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive within 10 days from the date of termination (a) a lump-sum payment equal to the product of the sum of his respective base salary and the Full Incentive Payment multiplied by three and (b) an amount to cover certain excise taxes that may be incurred by Mr. O'Donnell and/or Mr. Thompson as a result of payment received by either of them following such "change of control". In the event the Company does not renew either Agreement, each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, shall generally be entitled to receive his respective base salary and Full Incentive Pay for an additional two years from the date of termination.

         Certain options granted to the Named Executives become immediately exercisable in the event of a "change of control" and certain other options become immediately exercisable if a Named Executive's employment is terminated within six months after a "change of control" of the Company pursuant to the terms of the stock option plan under which the options were granted.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors is comprised of three individuals, each of whom is an Outside Director. The Committee is responsible for establishing the overall philosophy and strategy of the Company's executive compensation program and overseeing the executive compensation plans developed to execute the Company's compensation strategy.

The Company's Executive Compensation Strategy

         The Company's executive compensation program has been designed to promote stockholder interests and to:

         o Link key executives' compensation to the Company's business objectives;

         o Promote human resource goals to attract, hire and retain quality talent;

         o Reward teamwork and individual performance for achieving annual business results;

         o Balance short and long-term considerations through compensation for achievement of annual goals that are consistent with long-term objectives; and

         o Provide motivation to key executives to excel by offering competitive incentive and total compensation.

         It is the Company's intention to ensure that all compensation paid to its executives is tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Although Section 162(m) of the Code imposes limits on deductibility for certain non-approved compensation to certain executives exceeding $1 million per year, the Company, as a result of the structure of the compensation paid to its executives does not currently anticipate any limitations of this deduction.

Compensation of Other Executive Officers

         The Company's executive compensation program includes two principal elements: annual cash compensation and long-term awards. The Company uses survey data of comparable companies in its industry with comparable revenue levels in assessing cash compensation and long-term awards. This evaluation also considers competitive data of the Company's Selected Peer Group included in the Stock Performance Graph set forth below.

         Annual cash compensation includes both base salaries and annual incentive awards pursuant to the Company's Executive Incentive Plan ("EIP"). Executives' base salaries are evaluated each year based upon an assessment of market data of comparable companies. Subject to the applicable terms of any employment agreement, executives are eligible for adjustments in base salary based upon an assessment of individual performance and changes in principal job duties and responsibilities. In fiscal year 2000, based upon assessments of the individual performances, the Company awarded an increase in base salary to Messrs. O'Donnell, Thompson, Dewan, Aebli and Wussow.

         Executives are eligible to receive annual incentive awards under the EIP. Each executive participating in the plan has a targeted annual incentive award based upon competitive practice which represents a stated percentage of the executive's base salary. The performance of executives with corporate-wide responsibilities is evaluated based upon the achievement of corporate financial targets measured by the Company's net income and revenue growth. The performance of executives with divisional and/or subsidiary responsibility is evaluated based upon the achievement of divisional or subsidiary financial targets measured by divisional net income, revenue growth and cash flow. The financial targets for fiscal year 2000 were developed from the Company's annual planning process. The Committee reviews and approves the targets each year based upon fairness, degree of difficulty and reasonableness. Further, the Company must achieve a minimum net income performance threshold before corporate executives are entitled to receive a financial target payout under the EIP. There may be no incentive payout if the Company is not profitable on a company-wide basis.

         Aggregate annual incentive awards are limited to no more than 10% of the Company's net income, excluding extraordinary items, before total after-tax cost of the aggregate executive annual incentive payout, unless otherwise approved by the Committee and Board of Directors.

         Long-term incentive compensation includes payments under the 2000 Plan. The 2000 Plan permits the Company to grant non-qualified stock options to selected executives at an exercise price no less than the fair market value of the Common Stock on the date of grant.

         Each year the Committee reviews and approves annual salaries, annual incentive awards, grants of long-term incentives and the performance targets and criteria established for both the annual and long-term incentive plans. In addition, the Committee reviews the performance of the Company and its divisions and subsidiaries and exercises the final authority in approving the payout of executive incentive awards. During fiscal year 2000, the Committee engaged executive compensation consultants and used compensation data for comparable companies to support its decisions.

         In the beginning of fiscal year 2000, the Committee reviewed and approved the financial targets to be included in the fiscal year 2000 EIP for the Chief Executive Officer and the Company's other executive officers. Based upon the Committee's review of the Company's performance and the Chief Executive Officer and the Company's other executive officers following conclusion of the 2000 fiscal year, the Company granted an award to the Chief Executive Officer and all the Company's other executive officers who had been with the Company for the entire fiscal year 2000 under the 2000 EIP as a result of the attainment of Company, divisional and subsidiary objectives.

Determination of Compensation for the Chief Executive Officer

         Mr. O'Donnell's base salary during fiscal year 2000 was increased to $522,000. The increased base salary of Mr. O'Donnell was based largely upon an assessment of market data of comparable companies, as described above. Mr. O'Donnell received an annual incentive award of $450,270 in fiscal year 2000 under the EIP. On May 12, 2000, the Company, pursuant to the 2000 Plan, granted Mr. O'Donnell non-qualified stock options to purchase 70,000 shares of Common Stock at an exercise price of $23.56 per share. The terms of these options are for 58 months from the date of grant and are exercisable as follows: (i) 50% vesting any time after May 12, 2002 if the closing price of a share of Common Stock equals or exceeds $27.09745 for any 20 of 30 consecutive trading days after the date of such grant, (ii) 100% vesting any time after May 2, 2003 if the closing price of a share of Common Stock equals or exceeds $30.6319 per share for any 20 of 30 consecutive trading days after the date of such grant, and (iii) to the extent not previously exercisable, 100% on March 12, 2005. In addition, Mr. O'Donnell received non-qualified stock options to purchase (i) 66,000 shares of Common Stock on March 3, 2000 at an exercise price of $19.94, and (ii) 1,500 shares of Common Stock on March 9, 2000 at an exercise price of $20.13, each pursuant to the Company's Executive Ownership Program pursuant to which participants are eligible to receive stock option grants based on certain stock ownership positions in the Company's Common Stock. The terms of these options are for five years from the date of issue and are exercisable as follows: (i) 50% vesting any time after the first anniversary of the date of issue, and (ii) the remaining 50% vesting any time after second anniversary of the date of issue.

Members of the Compensation and Stock Option Committee:

         Phillip A. O'Reilly, Chairman
         Bert Sager
         Lewis Solomon

                             AUDIT COMMITTEE REPORT

         Management is responsible for the Company's internal controls and the financial reporting process. Arthur Andersen LLP, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee reviewed and discussed the audited financial statements with both Company management and Arthur Andersen LLP. Specifically, the Audit Committee has discussed with Arthur Andersen LLP matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

         The Audit Committee received from Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Arthur Andersen LLP the issue of its independence from the Company.

         Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Arthur Andersen LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000.

         The Company paid Arthur Andersen LLP $581,000 in aggregate fees for professional services rendered for the audit of the Company's fiscal year 2000 annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

         The Company paid Arthur Andersen LLP $886,000 for financial information systems design and implementation services provided to the Company in fiscal year 2000.

All Other Fees

         The Company paid Arthur Andersen LLP an additional $190,000 for other services, including tax compliance, tax consultation and the audit of the Company's benefit plan, provided to the Company in fiscal year 2000.

         The Audit Committee has considered whether the provision of non-audit services by Arthur Anderson LLP was compatible with maintaining its independence and has determined that the nature and substance of the non-audit services did not impair the status of Arthur Andersen LLP as the Company's independent auditors.

                                     AUDIT COMMITTEE:

                                     Edward S. Croft, III, Chairman
                                     Dr. Fred C. Lee
                                     Lawrence J. Matthews
                                     Phillip A. O'Reilly
                                     Ronald D. Schmidt

                             STOCK PERFORMANCE GRAPH

         The line graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, over the most recent five-year period up to and including December 31, 2000 with the cumulative total return of companies on the Russell 2000(R) Index and the S&P SmallCap Electrical Equipment Index (the "Electrical Equipment Index"), a published line-of-business index. In light of the Company's continuing focus on its power conversion business, the Electrical Equipment Index was selected by the Company because the Company believes the Electrical Equipment Index provides a meaningful comparison to the Company's performance.

                             CUMULATIVE TOTAL RETURN
    Based on an investment of $100 and reinvestment of dividends beginning on
                               December 31, 1995

                                [GRAPHIC OMITTED]

                     Dec. 31-95    Dec. 31-96    Dec. 31-97    Dec. 31-98    Dec. 31-99    Dec. 31-00
Artesyn                 $341          $578          $670          $415          $622          $421
Technologies, Inc.
Russell 2000            $128          $150          $183          $178          $216          $221
S&P SmallCap            $126          $143          $176          $177          $274          $256
Electrical
Equipment Index

               PROPOSAL II: AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

         The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment to Article Seventh of the Company's Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office.

         The Company's By-Laws now provide that all directors are to be elected annually for a term of one year. Florida law permits provisions in a company's articles of incorporation or by-laws approved by stockholders that provide for a classified board of directors. The proposed classified board amendment to the Articles of Incorporation and conforming amendments to the By-Laws, set forth in Appendix B to this Proxy Statement, would provide that directors will be classified into three classes, as nearly equal in number as possible. One class (Class I) would hold office initially for a term expiring at the 2002 Annual Meeting; another class (Class II) would hold office initially for a term expiring at the 2003 Annual Meeting; and another class (Class III) would hold office initially for a term expiring at the 2004 Annual Meeting. At each successive Annual Meeting, commencing in 2002, the successors to the class of directors whose terms expire at that Meeting would be elected for a term of office to expire on the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See "Proposal I:
Election of Directors" as to the composition of each class of directors if this proposal is adopted.

         The proposed classified board amendment may, and depending upon the percentage of the outstanding shares of the Common Stock that approve the amendment may significantly, extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting. Unless the Company's Articles of Incorporation are otherwise further amended, if the Company implements a classified board of directors, it could take at least two annual meetings for even a majority of stockholders to make a change in control of the Board of Directors because only a minority of the directors is scheduled to be elected at each meeting.

         Under Florida law, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by the affirmative vote of holders of a majority of the outstanding shares of the Common Stock. Part of the amendment to the Company's Articles of Incorporation implementing the classified board will be to provide that directors of the Company may be removed only for cause. In addition, part of the amendment to the Company's Articles of Incorporation implementing the classified board will provide that Article Seventh and the Company's By-Laws, as amended by the amendment appearing as Appendix B to this Proxy Statement, will be able to be further amended or repealed only upon approval of at least the same percentage of outstanding shares of Common Stock as approve the amendment at this Meeting.

         The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interests of the Company's stockholders in the event of an unsolicited and/or coercive two-tier offer for the Company.

         Because of the additional time and/or percentage of outstanding Common Stock required to effect a change of control of the Board of Directors, the classified board proposal may perpetuate present management. Without the ability to easily obtain immediate control of the Board of Directors, a takeover bidder may not be able to take action to remove other impediments to its acquisition of the Company. Because the classified board proposal may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, it may discourage certain tender offers. The classified board proposal will also make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders believe such a change would be desirable.

         If the classified board proposal is not approved, the 11 nominees named above will be nominated for a one year term ending at the 2002 Annual Meeting and until their respective successors have been duly elected and qualified.

ADVANTAGES AND DISADVANTAGES OF PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

         The proposed amendment to the Company's Articles of Incorporation and By-Laws set forth in Proposal II (the "Proposed Amendment") does not prevent a purchase of all or a majority of the equity securities of the Company, whether pursuant to open-market purchases, negotiated purchases from large stockholders or an unsolicited bid for all or part of the outstanding securities of the Company. Rather, the Board believes that the Proposed Amendment would discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through non-coercive negotiations with the Board where the Board believes that it would be in a better position to protect the interests of all of the Company's stockholders. Furthermore, the stockholders would have a more meaningful opportunity to evaluate any such action. Although the Proposed Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board, the overall effect of the Proposed Amendment may be to discourage a third party from making a tender offer for a portion or all of the Company's Common Stock, or otherwise attempting to obtain a substantial position in the equity securities of the Company, by hindering such third party from immediately removing and replacing the incumbent directors.

         To the extent any potential acquirors are deterred by the Proposed Amendment, the Proposed Amendment may have the effect of preserving the Company's incumbent directors and management. The Proposed Amendment may also serve to benefit incumbent directors and management by making it more difficult to remove directors because they could be removed only for cause.

         Takeover or changes in the Board of Directors that are effected without prior consultation and negotiation with the Company would not necessarily be detrimental to the Company and its stockholders. However, the Board feels that the benefits of seeking to protect the ability of the Company to negotiate effectively, through directors who have previously been elected by the stockholders, outweigh any disadvantage of discouraging such unsolicited proposals.

         The Proposed Amendment is not in response to any specific efforts of any person or entity to accumulate shares of Common Stock or obtain control of the Company. The Board is recommending the adoption of the Proposed Amendment in order to further continuity and stability in the leadership and policies of the Company and to discourage certain types of tactics that could involve actual or threatened changes of control that are not in the best interests of its stockholders. Because of the time associated with obtaining stockholder approval, the Company believes it is inadvisable to defer consideration of the Proposed Amendment until a takeover threat is pending. Once a specific threat exists, the time required to adopt the Proposed Amendment may render its adoption impractical prior to the completion of the takeover. Further, the absence of a specific threat permits stockholders to consider the merits of the Proposed Amendment outside the pressured atmosphere of a takeover threat. For these reasons, the Company believes it is prudent to consider the Proposed Amendment at this time.

         The Board of Directors unanimously recommends a vote "FOR" the approval and adoption of Proposal II.

                              INDEPENDENT AUDITORS

         Pursuant to a recommendation of the Audit Committee, the Board of Directors has selected and retained the firm of Arthur Andersen LLP to act as independent certified public accountants for the Company for the fiscal year ending December 28, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, to have the opportunity to make a statement, if they so desire, and to be available to respond to appropriate questions. Arthur Andersen LLP was retained as the Company's independent certified public accountants beginning in March 1991.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         At the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting, other than as described above. In accordance with the Company's By-laws and Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that since it did not receive notice by February 6, 2001 of any other proposed matter to be submitted for stockholder vote at the Meeting, all proxies received in respect of the Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Meeting.

         Any proposal which is intended to be presented by any stockholder for action at the 2002 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company, at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, not later than November 23, 2001 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders.

         The Company hereby further notifies its stockholders that if the Company does not receive notice by February 6, 2002 of a proposed matter to be submitted for stockholders vote at the 2002 Annual Meeting of Stockholders, then any proxies held by members of the Company's management in respect of such meeting may be voted at the discretion of such management members on such matter if it shall properly come before such meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such meeting.

                                            By Order of the Board of Directors

                                            RICHARD J. THOMPSON
                                            Secretary

Dated: March 23, 2001

                                                                      Appendix A

                           ARTESYN TECHNOLOGIES, INC.
                                 AUDIT COMMITTEE
                                Committee Charter
--------------------------------------------------------------------------------

Organization

The audit committee of the board of directors shall be comprised of at least three independent directors. Independence shall be defined using the NASDAQ definition of independence (Rue 4200(a)(15) that states, among other things, that directors are free from any relationship that would interfere with the exercise of independent judgment as a Committee member.

Committee members will be financially literate, meaning each is able to read and understand fundamental financial statement, including a company's balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience, including a current or past position as a corporate officer with financial oversight responsibilities.

The determination of the independence and qualifications to serve as a member of the audit committee shall be determined by the board of directors in its discretion.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the company.

Authority

o The independent auditors are directly accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o Review and concur with management's appointment, termination, or replacement of the director of internal audit.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

o Review preliminary results of the annual audit with management and the independent auditors.

                           ARTESYN TECHNOLOGIES, INC.
                                 AUDIT COMMITTEE
                                Committee Charter
--------------------------------------------------------------------------------

o Provide sufficient opportunity for the internal and independent auditors to each meet separately with the member of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

                           ARTESYN TECHNOLOGIES, INC.
                                 AUDIT COMMITTEE
                               Meeting Procedures
--------------------------------------------------------------------------------

This document will serve as a supplement to the Audit Committee Charter, organizing Committee activities by specific authority and meeting topics. The Authority and Responsibilities enumerated here are consistent with those outlined in the Audit Committee Charter.

Organization

The audit committee of the board of directors shall be comprised of at least three independent directors. Independence shall be defined using the NASDAQ definition of independence (Rue 4200(a)(15) that states, among other things, that directors are free from any relationship that would interfere with the exercise of independent judgment as a Committee member.

Committee members will be financially literate, meaning each is able to read and understand fundamental financial statement, including a company's balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience, including a current or past position as a corporate officer with financial oversight responsibilities.

The determination of the independence and qualifications to serve as a member of the audit committee shall be determined by the board of directors in its discretion.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the company.

Authority

o The independent auditors are directly accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o Review and concur with management's appointment, termination, or replacement of the director of internal audit.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

                           ARTESYN TECHNOLOGIES, INC.
                                 AUDIT COMMITTEE
                               Meeting Procedures
--------------------------------------------------------------------------------

All Meetings

o Review the results of any internal audit reports issued since the last Committee meeting.

o Inquire of management, the internal auditor and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

o Review with financial management and the independent auditors the significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices.

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

o Provide sufficient opportunity for the internal and independent auditors to each meet separately with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

                                                                      Appendix B

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           ARTESYN TECHNOLOGIES, INC.

        Pursuant to the provisions of section 607.1006, Florida Statutes,
      ARTESYN TECHNOLOGIES, INC. (the "Corporation") does hereby amend its
                            Articles of Incorporation

                ------------------------------------------------

1.       The name of the Corporation is

                           ARTESYN TECHNOLOGIES, INC.

2. The articles of incorporation of the Corporation were filed by the Department of State on March 18, 1968.

3. The articles of incorporation, as heretofore amended, are hereby further amended as follows:

         A. The existing Article VII (SEVENTH) of the articles of incorporation of the Company relating to the directors is hereby amended to delete such existing Article in its entirety and replace it with the following:

         "ARTICLE VII. DIRECTORS: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by a vote of the Board of Directors as provided for in the By-Laws of the Corporation; provided, however, that in no event shall the number of directors be less than three (3). The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire board of directors. Class I directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2002 year, Class II directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2003 year and Class III directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2004 year. At each succeeding annual meeting of shareholders beginning with the annual meeting of shareholders held in the Corporation's fiscal 2005 year, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of shareholders, it shall be held at any adjournment thereof or a special meeting.

         B. Except as otherwise required by applicable law, any vacancy on the Board of Directors or any additional directorship(s) that results from an increase in the authorized number of directors of the Corporation may be filled only by a majority vote of the members of the Board of Directors then in office immediately prior to such increase in number; provided, that a quorum is present, and any other vacancy occurring in the Board of Directors (including by death, resignation or removal) shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         C. Directors of the Corporation may only be removed for cause by a vote of the Corporation's stockholders."

         D. This Article Seventh of these Articles of Incorporation may not be amended or repealed except by the affirmative vote of holders of shares of outstanding voting stock at least equal to the percentage of shares of voting stock that initially approved the adoption of this amended Article Seventh, but in any event not less than a majority of such outstanding voting stock. These Articles of Incorporation may be restated to modify this Paragraph D of Article Seventh and include the actual percentage of shares of voting stock that initially approved the adoption of this amended Article Seventh.

4. The amendments were approved by the Board of Directors, proposed by them to the stockholders, and approved by the stockholders, on May , 2001, by a vote sufficient for such approval.

         IN WITNESS WHEREOF, I have hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury.

Dated: May __, 2001


                                         ---------------------------------------
                                         Joseph M. O'Donnell,
                                         President and Chief Executive Officer

                              ARTICLES OF AMENDMENT
                                       TO
                                     BY-LAWS
                                       OF
                           ARTESYN TECHNOLOGIES, INC.

        Pursuant to the provisions of section 607.1020, Florida Statutes,
      ARTESYN TECHNOLOGIES, INC. (the "Corporation") does hereby amend its
                                     By-Laws

                ------------------------------------------------

1.       The name of the Corporation is

                           ARTESYN TECHNOLOGIES, INC.

2. The By-Laws of the Corporation, as heretofore amended, are hereby further amended as follows:

         A. The existing Article IV (FOURTH) Section 4.2 of the By-Laws of the Company relating to the number, election and term of office of directors is hereby amended to delete such Section in its entirety and replace it with the following:

         "4.2. Number, Election and Term of Office. Until changed as hereinafter provided, the number of directors shall be not less than three (3) nor more than twelve (12) as may be from time to tine fixed by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire board of directors. Class I directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2002 year, Class II directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2003 year and Class III directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2004 year. At each succeeding annual meeting of shareholders beginning with the annual meeting of shareholders held in the Corporation's fiscal 2005 year, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote at such meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of shareholders, it shall be held at any adjournment thereof or a special meeting."

         B. The existing Article IV (FOURTH) Section 4.4.2 of the By-Laws of the Company relating to vacancies on the board of directors is hereby amended to delete such Section in its entirety and replace it with the following:

         "4.4.2. Vacancies. Except as otherwise required by applicable law, any vacancy on the Board of Directors or any additional directorship(s) that results from an increase in the authorized number of directors of the Corporation may be filled only by a majority vote of the members of the Board of Directors then in office immediately prior to such increase in number; provided, that a quorum is present, and any other vacancy occurring in the Board of Directors (including by death, resignation or removal) shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor."

         C. The existing Article IV (FOURTH) of the By-Laws of the Company relating to the board of directors is hereby amended to add the following new provision:

         "4.10. Removal. Directors of the Corporation may only be removed for cause by a vote of the Corporation's stockholders."

3. The amendments were approved by the Board of Directors, proposed by them to the stockholders, and approved by the stockholders by a vote sufficient for such approval.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury.

Dated: May __, 2001


                                         ---------------------------------------
                                         Joseph M. O'Donnell,
                                         President and Chief Executive Officer

                           ARTESYN TECHNOLOGIES, INC.

               Proxy For Annual Meeting To Be Held on May 2, 2001

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder(s) of ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), hereby constitute(s) and appoint(s) PHILLIP A. O'REILLY and BERT SAGER, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida, on May 2, 2001 at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of common stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

1.       ELECTION OF DIRECTORS

         FOR ALL NOMINEES [ ]     WITHHOLD AUTHORITY      [ ]    *EXCEPTIONS [ ]
         listed below             to vote for all nominees
                                  listed below

         Nominees: Edward S. Croft, III, Fred C. Lee, Lawrence J. Matthews,
                   Joseph M. O'Donnell, Stephen A. Ollendorff, Phillip A. O'Reilly, Bert Sager, A. Eugene Sapp, Jr., Ronald D. Schmidt, Lewis Solomon, John M. Steel

* EXCEPTIONS
            --------------------------------------------------------------------

2. To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to provide for the classification of the Company's Board of Directors into three classes of directors with staggered terms of office.

         FOR [ ]                    AGAINST [ ]                      ABSTAIN [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof and as provided by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

                                    Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated                                 , 2001
                                         ---------------------------------


                                    --------------------------------------------
                                                     Signature


                                    --------------------------------------------
                                             Signature if held jointly

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes MUST be indicated (x) in Black or Blue Ink. [ ]